Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Explanatory Note: The unaudited pro forma condensed combined financial information previously reflected management’s estimates based on information available at the consummation of the Business Combination and was subject to change as additional information became available and analysis was performed. The Company is updating the unaudited pro forma condensed combined financial information upon completion of its analysis to now reflect the Business Combination as a forward merger of ZyVersa Therapeutics, Inc., a Florida corporation (“ZyVersa”) as it was determined that ZyVersa is a variable interest entity. The unaudited pro forma condensed combined financial information and related notes thereto reflects fair value adjustments to the net assets of ZyVersa acquired by the Company, which primarily consist of in-process research and development intangible assets which are indefinite-lived.

Defined terms included below have the same meaning as terms defined and included in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to aid you in your analysis of the financial aspects of the transactions and is for informational purposes only.

On December 12, 2022, Larkspur Health Acquisition Corp. (“Larkspur”) consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated July 20, 2022, by and among Larkspur, Larkspur Merger Sub Inc. (“Merger Sub”), Stephen Glover and ZyVersa, a clinical stage biopharmaceutical company developing first-in-class product candidates for treatment of renal and inflammatory diseases.

The following unaudited pro forma condensed combined balance sheet of ZyVersa as of September 30, 2022, and the unaudited pro forma condensed combined statements of operations of ZyVersa for the nine months ended September 30, 2022, and for the year ended December 31, 2021 present the combination of the financial information of Larkspur and ZyVersa after giving effect to the Business Combination and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it was completed on September 30, 2022.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Larkspur as of and for the three and nine months ended September 30, 2022 and the related notes thereto, included in the Form 10-Q filed on November 14, 2022;

●	the historical unaudited financial statements of ZyVersa as of and for the three and nine months ended September 30, 2022 and the related notes thereto, included in the Form 8-K/A filed on December 16, 2022;

●	the historical audited financial statements of Larkspur as of and for the period from March 17, 2021 (inception) to December 31, 2021 and the related notes thereto, included in the proxy statement prospectus dated November 14, 2022;

●	the historical audited financial statements of ZyVersa as of and for the year ended December 31, 2021 and the related notes thereto, included elsewhere in the proxy statement/prospectus; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Larkspur,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZyVersa,” and other financial information relating to Larkspur and ZyVersa included in the proxy statement prospectus dated November 15, 2022 and in the Form 8-K/A filed on December 16, 2022, including the Merger Agreement and the description of certain terms thereof set forth under “The Business Combination.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what ZyVersa’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of ZyVersa. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 7,667,029 shares of Class A Common Stock by Larkspur’s shareholders in connection with the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2022
(in thousands)

	ZyVersa	Larkspur
	(Historical)	(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$603	$214	$78,912	A	$7,407
			8,635	D
			(3,515)	C
			550	J
			(77,992)	I
Prepaid expenses and other current assets	540	225			765
Deferred offering costs	1,056		(1,056)	C	-
Total current assets	2,199	439	5,534		8,172

Non-current assets:
Prepaid expenses		46			46
Cash and marketable securities held in Trust Account		78,912	(78,912)	A	-
IPR&D and goodwill			105,071	K	105,071
Property and equipment, net	20				20
Other assets	127				127
Total non-current assets	147	78,958	26,159		105,264
TOTAL ASSETS	$2,346	$79,397	$31,693		$113,436

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, continued
AS OF SEPTEMBER 30, 2022
(in thousands)

	ZyVersa	Larkspur
	(Historical)	(Historical)	Adjustments		Combined
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$6,505		$(1,003)	C	$5,502
Accrued expenses	2,702	1,625	(660)	E	2,401
			(1,266)	C
Derivative liability	981		(981)	E	-
Convertible notes payable	3,936		(3,936)	E	-
Convertible notes payable - related parties	25		(25)	E	-
Total current liabilities	14,149	1,625	(7,871)		7,903

Non-current liabilities:
Deferred underwriting commission		3,375	(3,375)	B
Total non-current liabilities	-	3,375	(3,375)		-
Total liabilities	14,149	5,000	(11,246)		7,903

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Redeemable common stock, subject to possible redemption	331				331
Class A common stock subject to possible redemption		78,556	(78,556)	G	-

Stockholders’ equity (deficit):
Series A convertible preferred stock			3,595	D	3,595
Series B convertible preferred stock			1,717	C	5,092
			3,375	B
Common stock	-		1	F	1

Class A common stock		-			-
Class B common stock		-			-
Additional paid-in capital	50,208	-	78,556	G	101,765
			5,040	D
			(2,927)	C
			5,602	E
			550	J
			(62,342)	H
			(77,992)	I
			105,070	K, F
Accumulated deficit	(62,342)	(4,159)	62,342	H	(5,251)
			(1,092)	C
Total shareholders’ equity (deficit)	(12,134)	(4,159)	121,495		105,202
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$2,346	$79,397	$31,693		$113,436

A	Reflects the reclassification of approximately $78.9 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company. $78.0 million was returned to shareholders based on redemptions.
B	Reflects the settlement of approximately $3.4 million of deferred underwriters’ fees in Series B preferred stock.
C

Represents transaction costs totaling approximately $5.2 million. Settlement of such amounts will be comprised of $1.7 million in Series B preferred stock and $3.5 million in cash. Also represents the write-off of $1.1 million of ZyVersa transaction costs that were classified as deferred offering costs as of September 30, 2022.

D

Reflects the issuance of $8.7 million of Series A preferred stock and warrants. $3.6 million of the proceeds is allocated to the preferred stock and $5.1 million is allocated to the warrants and participation rights based on the relative fair value. The Company evaluated the preferred stock for equity versus liability treatment. First the Company assessed if the preferred stock should be a liability, temporary equity of equity under ASC 480. The Company noted no provisions that would result in liability or temporary equity treatment. Finally, the Company assessed if there were any provisions that would require bifurcation and derivative accounting under ASC 815. The Company noted no such provisions

E	Reflects the settlement of certain liabilities, primarily convertible notes payable and convertible notes payable — related parties, in common stock.
F	Represents the issuance of approximately 6.7 million shares of Larkspur’s Class A common stock to ZyVersa equity holders as consideration for the Business Combination.
G	Reflects the reclassification of approximately $78.5 million of Class A common stock of actual redemption of shares of Class A Common Stock by Larkspur’s shareholders in connection with the Business Combination.
H	Reflects the reclassification of ZyVersa’s historical accumulated deficit
I	Reflects the actual redemption of approximately 7.7 million shares for approximately $78.0 million.
J	Reflects equity bridge financing received subsequent to the balance sheet date of $0.5 million which converts to common stock through the closing of business combination. The Company has assumed that funds received before the balance sheet date have been spent.
K	Reflects the pro forma purchase price allocation, consistent with the forward merger accounting treatment. The excess purchase price will be allocated to separate identifiable intangible assets and any remainder will be reflected as goodwill. The Company expects that most of the excess purchase price will be established as in-process research and development (“IPR&D”). The Company anticipates completing the valuation of acquired IPR&D during the measurement period. IPR&D is an indefinite-lived intangible asset as the assets are in development.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
(in thousands, except share and per share data)

	ZyVersa	Larkspur
	(Historical)	(Historical)	Adjustments		Combined

Operating costs and expenses:
Research and development	$4,120	$-	$-		$4,120
Selling, general and administrative expenses	4,526	2,285	-		6,811
Total operating costs and expenses	8,646	2,285	-		10,931
Loss from operations	(8,646)	(2,285)	-		(10,931)

Other income (expense):
Interest expense	(378)	-	340	AA	(38)
Change in fair value of derivative liability	(421)	77	421	BB	77
Interest income on Trust Account	-	464	(464)	CC	-
Total other income (expense)	(799)	541	297		39
Net loss before income tax provision	(9,445)	(1,744)	297		(10,892)
Deemed dividend to preferred stockholders	(10,016)	-	-		(10,016)
Income tax provision	-	(48)	-		(48)
Net income loss	$(19,461)	$(1,792)	$297		$(20,956)

	ZyVersa	Larkspur	Pro Forma
	(Historical)	(Historical)	Combined
Weighted average shares outstanding - Common stock	24,167,257	-	-
Basic and diluted net income per share - Common stock	$(0.81)	$-	$-
Weighted average shares outstanding - Class A common stock	-	8,082,471	9,081,922
Basic and diluted net income per share - Class A common stock	$-	$(0.18)	$(2.31)
Weighted average shares outstanding - Class B common stock	-	1,940,562	-
Basic and diluted net income per share - Class B common stock	$-	$(0.18)	$-

AA	Elimination of ZyVersa’s interest expense incurred on debt converted to common stock.
BB	Elimination of ZyVersa’s change in fair value of derivative liability related to instruments that are converted to common stock.
CC	Elimination of investment income in the trust.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	ZyVersa	Larkspur (1)
	(Historical)	(Historical)	Adjustments		Combined

Operating costs and expenses:
Research and development	$2,124	$-	$-		$2,124
Selling, general and administrative expenses	5,580	235	865	DD	6,680
Total operating costs and expenses	7,704	235	865		8,804
Loss from operations	(7,704)	(235)	(865)		(8,804)

Other income (expense):
Interest expense	(821)	-	504	AA	(317)
Change in fair value of derivative liability	228	(5)	(228)	BB	(5)
Gain on forgiveness of PPP Loan	213	-	-		213
Total other income (expense)	(380)	(5)	276		(109)
Net loss before income tax provision	(8,084)	(240)	(589)		(8,913)
Income tax provision	-	-	-		-
Net loss attributable to common shareholders	$(8,084)	$(240)	$(589)		$(8,913)

	ZyVersa	Larkspur	Pro Forma
	(Historical)	(Historical)	Combined
Weighted average shares outstanding - Common stock	24,167,257	-	-
Basic and diluted net income per share - Common stock	$(0.33)	$-	$-
Weighted average shares outstanding - Class A common stock	-	216,404	9,081,922
Basic and diluted net income per share - Class A common stock	$-	$(0.12)	$(0.98)
Weighted average shares outstanding - Class B common stock	-	1,875,000	-
Basic and diluted net income per share - Class B common stock	$-	$(0.12)	$-

(1)	For the period from March 17, 2021 (inception) through December 31, 2021

AA	Elimination of ZyVersa’s interest expense incurred on debt converted to common stock
BB	Elimination of ZyVersa’s change in fair value of derivative liability related to instruments that are converted to common stock.

DD	Recognition of Larkspur transaction costs incurred subsequent to September 30, 2022.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Merger

On December 12, 2022, Larkspur consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated July 20, 2022, by and among Larkspur, Merger Sub, Stephen Glover and ZyVersa, a clinical stage biopharmaceutical company developing first-in-class product candidates for treatment of renal and inflammatory diseases.

Note 2 — Accounting Policies

The unaudited pro forma condensed financials have been prepared using the historical accounting policies of the acquirer.

Note 3 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Larkspur and ZyVersa include transaction accounting adjustments to illustrate the estimated effect of the Business Combination, the bridge financing, the private placement and certain other adjustments to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described herein.

The unaudited pro forma condensed combined financial statements of Larkspur present the combination of the historical financial information of Larkspur and ZyVersa adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it was completed on September 30, 2022.

The transaction has been accounted for as a forward merger. Upon consummation of the Business Combination, the cash on hand results in the equity at risk being considered insufficient for ZyVersa to finance its activities without additional subordinated financial support. The Company has concluded that ZyVersa was a variable interest entity as of the date that the Business Combination was consummated. Larkspur is the primary beneficiary of ZyVersa and will be treated as the accounting acquirer. That fact pattern requires forward merger accounting treatment.

The unaudited pro forma combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the companies’ incurred losses during the historical period presented.

Note 4 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2022

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2022 are as follows:

(A)	Reflects the reclassification of approximately $78.9 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company. $78.0 million was returned to shareholders based on redemptions. See Note 4 (I).

(B)	Reflects the settlement of approximately $3.4 million of deferred underwriters’ fees in Series B preferred stock.

(C)	Represents transaction costs totaling approximately $5.2 million. Settlement of such amounts will be comprised of $1.7 million in Series B preferred stock and $3.5 million in cash. Also represents the write-off of $1.1 million of ZyVersa transaction costs that were classified as deferred offering costs as of September 30, 2022.

(D)	Reflects the issuance of $8.7 million of Series A preferred stock and warrants. $3.6 million of the proceeds is allocated to the preferred stock and $5.1 million is allocated to the warrants and participation rights based on the relative fair value. The Company evaluated the preferred stock for equity versus liability treatment. First the Company assessed if the preferred stock should be a liability, temporary equity of equity under ASC 480. The Company noted no provisions that would result in liability or temporary equity treatment. Finally, the Company assessed if there were any provisions that would require bifurcation and derivative accounting under ASC 815. The Company noted no such provisions.

(E)	Reflects the settlement of certain liabilities, primarily convertible notes payable and convertible notes payable — related parties, in common stock.

(F)	Represents the issuance of approximately 6.7 million shares of Larkspur’s Class A common stock to ZyVersa equity holders as consideration for the Business Combination.

(G)	Reflects the reclassification of approximately $78.5 million of Class A common stock of actual redemption of shares of Class A Common Stock by Larkspur’s shareholders in connection with the Business Combination.

(H)	Reflects the reclassification of ZyVersa’s historical accumulated deficit.

(I)	Reflects the actual redemption of approximately 7.7 million shares for approximately $78.0 million.

(J)	Reflects equity bridge financing received subsequent to the balance sheet date of $0.5 million which converts to common stock through the closing of business combination. The Company has assumed that funds received before the balance sheet date have been spent.

(K)	Reflects the pro forma purchase price allocation, consistent with the forward merger accounting treatment. The excess purchase price will be allocated to separate identifiable intangible assets and any remainder will be reflected as goodwill. The Company expects that most of the excess purchase price will be established as in-process research and development (“IPR&D”). The Company anticipates completing the valuation of acquired IPR&D during the measurement period. IPR&D is an indefinite-lived intangible asset as the assets are in development.

Note 5 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2022 and the Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 are as follows:

(AA) Elimination of ZyVersa’s interest expense incurred on debt converted to common stock. See Note 4 (E)

(BB) Elimination of ZyVersa’s change in fair value of derivative liability related to instruments that are converted to common stock.

(CC) Elimination of investment income in the trust.

(DD) Recognition of Larkspur transaction costs incurred subsequent to September 30, 2022.

Note 6 — Shares

Presented below is the detail of shares outstanding.

Larkspur public stockholders	100,130	1.1%
Larkspur other stockholders	320,272	3.5%
Larkpsur public stockholders	420,402	4.6%
Larkspur Sponsor	1,941,790	21.4%
ZyVersa stockholders	6,719,730	74.0%
Total	9,081,922	100%

Note 7 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. Potentially dilutive securities have been excluded from the calculations as their inclusion would be anti-dilutive. The detail of potentially dilutive securities is as follows (in thousands).

Series A preferred stock	864
Series A preferred stock warrants	864
Series B preferred stock	509
Public warrants	5,665
Private warrants	240
ZyVersa options and warrants(1)	3,812
Total	11,954

(1)	Represents underlying shares of common stock of the Continuing Company issuable upon exercise of existing Old ZyVersa options and warrants that will be assumed by Larkspur in connection with the consummation of the Business Combination and become outstanding options and warrants of the Continuing Company. Approximately 1.1 million of such underlying shares are issuable at strike prices below $10.00 and approximately 2.7 million of such underlying shares are issuable at strike prices above $10.00.